Exhibit L-1
                      Inversiones Sol Energia Chile Ltda.
                               Statement of Income
                   For the Twelve Months Ended June 30, 1999
                                   (Unaudited)
                                    ($000's)

      Dividend Income                                      $ 2,119

      Expenses                                                 151

      Other Income (Deductions)                                 55
                                                           --------

      Net Income Before Tax                                  2,023

      Income Tax Expense                                       708

      Net Income                                           $ 1,315
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